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                                                                   Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-26964) of Carnegie Group, Inc. of our report dated February 12, 1998 (except for Note 14, as to which the date is March 19, 1998) relating to the financial statements of Advantage kbs, Inc., which appears in the Current Report on Form 8 K/A of Carnegie Group, Inc. dated June 2, 1998.


                                             /s/ WILKIN & GUTTENPLAN, P.C.,
                                             --------------------------------
                                             Wilkin & Guttenplan, P.C.,
                                             Certified Public Accountants